As filed with the Securities and Exchange Commission on November 21, 2003

Registration No. 333-75568

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INFONET SERVICES CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	95-4148675 (I.R.S. Employer Identification Number)

2160 East Grand Avenue

El Segundo, California 90245

(Address of Principal Executive Offices including Zip Code)

AMENDED AND RESTATED

INFONET SERVICES CORPORATION

1998 STOCK OPTION PLAN

(Full Title of the Plan)

Paul A. Galleberg, Esq. Senior Vice President, General Counsel and Secretary INFONET SERVICES CORPORATION 2160 East Grand Avenue El Segundo, California 90245 (310) 335-2600	Copy to: William J. Cernius, Esq. LATHAM & WATKINS LLP 650 Town Center Drive, Twentieth Floor Costa Mesa, California 92626 (714) 540-1235

(Name and Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

DEREGISTRATION OF SECURITIES

Effective immediately upon the filing of this Post-Effective Amendment No. 1 to Form S-8 Registration Statement (Registration No. 333-75568), Infonet Services Corporation (the “Company”) hereby deregisters 66,338 shares previously registered for sale under the Amended and Restated Infonet Services Corporation 1998 Stock Option Plan (the “1998 Plan”). The deregistered shares represent shares remaining available for grant upon the termination of the 1998 Plan on August 19, 2003. The Company adopted, effective August 19, 2003, the Infonet Services Corporation 2003 Incentive Award Plan (the “2003 Plan”), which replaces the 1998 Plan. Under the terms of the 2003 Plan, the shares deregistered hereby are available for grant under the 2003 Plan.

2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Infonet Services Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 21, 2003.

INFONET SERVICES CORPORATION

By:	/s/ José A. Collazo
José A. Collazo, Chairman of the Board, Chief Executive Officer and President